                                                                     EXHIBIT 21

                        SUBSIDIARIES OF THE REGISTRANT

   The Registrant has one direct, wholly-owned subsidiary as follows:

              First National Bank and Trust Company --
                 National banking association headquartered in the State of North Carolina.